THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”)

BRIDGE LOAN FINANCING AGREEMENT

THIS BRIDGE LOAN FINANCING AGREEMENT (“Agreement”) is made and entered into on this 20th day of August, 2015 (“Effective Date”) by and among WRAPmail, Inc., a Florida corporation, its successors and assigns (the “Company”) and Sky Direct, LLC, 136 Wheatley Road, Glen Head, NY, 11545, a limited liability company (“Holder”).  Company and Holder may be referred to individually as Party or collectively as Parties.

PRINCIPAL AMOUNT:	$50,000.00

RECITALS

1.

Company intends to sell common stock in a stock purchase agreement to a third party in an amount not less than Two Hundred Thousand dollars ($200,000) (“Stock Purchase”).

2.

In anticipation of this separate Stock Purchase, Company is in immediate need of a bridge load in an amount of up to Two Hundred Thousand dollars ($200,000) (“Bridge Loan”) upon the terms and subject to the conditions set forth in this Agreement and those set forth in that certain form of Note attached hereto as Exhibit A.

3.

This Agreement sets forth the understanding of the Parties only with respect to the Bridge Loan.

NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants, promises, and agreements contained herein, and intending to be legally bound, the Parties hereby agree as follows:

AGREEMENT

1.

Bridge Loan

1.1.

Bridge Loan. The amount of the Bridge Loan shall be in an amount up to Two Hundred Thousand Dollars ($200,000), which Holder shall wire transfer to Company in accordance with the terms of this Agreement or provide other method of certified funds.

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1.2.

Restricted Common Stock.  As additional consideration for the Bridge Loan, upon execution of this Agreement, Company shall immediately issue Ten Million shares (10,000,000) of Company’s common stock to Holder.  Said common stock shall bear a restrictive legend.  The shares of common stock issued pursuant to this paragraph 1.2 shall be included by the Company at no cost to Holder in any subsequent registration statement with the SEC.

1.3.

Term.  The indebtedness incurred pursuant to the Bridge Loan and the Note issued in respect thereof shall be due and payable in full on or before the earlier to occur of: (a) 120 days from the Effective Date of this Agreement or (b) the closing of the Stock Purchase as defined in a separate Stock Purchase agreement of at least Two Hundred Thousand Dollars ($200,000). Holder has the right to extend the term of the Bridge Loan in its sole discretion.

1.4.

Interest Rate. There shall be no interest on the Bridge Loan unless the Company is in default as described below.

1.5.

Event of Default. If the Term of the Bridge Load expires and the Stock Purchase has not closed, then the interest rate shall increase to 2% per year effective as of the date of default.  In addition, Holder shall receive, as soon as practicable, an addition Ten Million Shares (10,000,000) of the Company’s common stock. Said additional common stock shall bear a restrictive legend.

1.6.

Issuance. Prior to the issuance of the Bridge Loan funds, Company shall have executed originals of (a) this Agreement, (b) the Note, and (c) such other documents as Holder may reasonably require.

2.

Company Representations and Warranties

2.1.

Company Representations and Warranties.  Company hereby represents and warrants to Holder as follows:

2.2.

Duly Organized. Company is duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

2.3.

Validly Operating. Company has operated, and is operating, in compliance with all material laws, rules and regulations applicable to Company’s business, and currently possesses all material permits, licenses and approvals necessary to conduct Company’s business as currently conducted and as proposed to be conducted in the future.

2.4.

Authority. Company has the power and authority to convey any security interests that Company has granted to Holder under this Agreement, to execute and deliver this Agreement, and to perform the transactions and its obligations as contemplated under this Agreement.  Company has been duly authorized and has obtained has obtained all necessary

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authorizations, approvals and consents of Company,  its officers and directors, its shareholders, and any applicable third parties or governmental agencies or authorities if required.

2.5.

Non-Contravention. This Agreement does not and will not contravene or cause Company to be in default under (i) Company’s organizational or governing documents, (ii) any material contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting Company or Company’s business or property, or (iii) any rule, regulation, or order applicable to, binding on, or affecting Company or Company’s property.

3.

Miscellaneous.

3.1.

Governing Law.  This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York, without regard to its conflicts of laws rules.  Each of the Parties hereto agrees that any dispute with regard to this Agreement shall be heard by a court of competent jurisdiction in the state of New York.

3.2.

Notices. Unless otherwise specifically provided herein, any approval, disapproval, demand, document or other notice or communication ("Notice'') required or permitted to be given hereunder shall be in writing and may be served (a) personally, or (b) by commercial delivery or private courier service, or (c) by Federal Express or other national overnight delivery service, or (c) by registered or certified mail (return receipt requested, postage prepaid), or ( e) by telecopy or facsimile transmission, to the respective addresses and numbers specified below (or such other address for Notice as any Party may provide to the other Party from time to time pursuant to a validly delivered Notice hereunder), which Notice shall be effective (i) upon personal delivery, (ii) the next business day after delivery to Federal Express or other national overnight delivery service for next day delivery to the appropriate address, (iii) when received as indicated by the date on the return invoice or receipt showing delivery, or (iv) when sent by telecopy or facsimile, with written proof of either transmittal to and receipt by the other party or the failure of such transmission to the number designated by such party in this Section being established mechanically by the sender at the time of transmittal or attempted transmittal. Any delivery by facsimile in which all attempted facsimile transmissions failed shall be followed on the next business day by one of the other methods of notice set forth in this Section.

Addresses for Notices are as follows:

IF TO COMPANY

IF TO HOLDER

WRAPMail Inc

Sky Direct LLC

44 East End Ave,

136 Wheatley Road

Hicksville, NY 11801

Brookville, NY 11545

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3.3.

Entire Agreement. This Agreement, including the attached exhibits, constitutes the entire Agreement between both parties concerning this transaction, and replaces all previous communications, representations, understandings, and Agreements, whether verbal or written between the parties to this Agreement or their representatives. No representations or statements of any kind made by either party, that are not expressly stated in this Agreement, shall be binding on such parties.

3.4.

All Amendments in Writing. No waiver, amendment or modification of any provisions of this Agreement shall be effective unless in writing and signed by a duly authorized representative of the party against whom such waiver, amendment or modification is sought to be enforced. Furthermore, no provisions in either party’s purchase orders, or in any other business forms employed by either party will supersede the terms and conditions of this Agreement.

3.5.

Costs of Legal Action. In the event any action is brought to enforce this Agreement, the prevailing party shall be entitled to recover its costs of enforcement including, without limitation, attorneys’ fees and court costs to recover its costs of enforcement including, without limitation, attorneys’ fees and court costs.

3.6.

Delay is Not a Waiver. No failure or delay by either party in exercising any right, power or remedy under this Agreement, except as specifically provided in this Agreement, shall operate as a waiver of any such right, power or remedy.

3.7.

Force Majeure. In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of any Act of God, strike, fire, flood, governmental acts, orders or restrictions, Internet system unavailability, system malfunctions or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence of the non- performing party (a “Force Majeure Event”), the party who has been so affected shall give notice immediately to the other party and shall use its reasonable best efforts to resume performance. Failure to meet due dates resulting from a Force Majeure Event shall extend such due dates for a reasonable period. However, if the period of nonperformance exceeds sixty (60) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been affected may, by giving written notice, terminate this Agreement effective immediately upon such notice or at such later date as is therein specified.

3.8.

Non-Assignability & Binding Effect. Except as otherwise provided for within this Agreement, neither Party may assign any of its rights or delegate any of its obligations under this Agreement to any third party without the express written permission of the other. Any such assignment is deemed null and void.

3.9.

Severability. If any provisions of this Agreement are held by a court of competent jurisdiction to be invalid under any applicable statute or rule of law, they are to that extent to be deemed omitted and the remaining provisions of this Agreement shall remain in full force and effect.

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3.10.

Cumulative Rights. Any specific right or remedy provided in this Agreement will not be exclusive but will be cumulative upon all other rights and remedies described in this section and allowed under applicable law.

3.11.

Headings. The titles and headings of the various sections and sections in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify or place any construction upon or on any of the provisions of this Agreement.

3.12.

Counterparts. This Agreement may be executed in multiple counterparts, any one of which will be considered an original, but all of which will constitute one and the same instrument.

3.13.

Survival of Certain Provisions. Sections 1.6, 2.1-2.5, 3.5 and 3.9 shall survive the termination of the Agreement by either party for any reason.

IN WITNESS WHEREOF the duly authorized representatives of the parties hereto have caused this Agreement to be duly executed.

WRAPmail, Inc.

By: /s/ Marco Alfonsi

August 20, 2015

Marco Alfonsi, CEO

Date

Sky Direct LLC

136 Wheatley Rd

Glen Head NY 11545

Ein# 47 243 7921

SKY DIRECT LLC

By: /s/ Darlene Pergola

 August 20, 2015

Darlene Pergola

Date

Its: Manager

[insert title]

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EXHIBITY A

NOTE

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT"). THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHICATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

FOR VALUE RECEIVED, WRAPmail, Inc., a Florida corporation, its successors and assigns (the “Company) promises to pay to the order of Sky Direct, LLC, limited liability company (“Holder”), in immediately available funds, the aggregate principal amount set forth below (the “Principal Amount”), plus all accrued interest thereon, in accordance with the terms of this Promissory Note (“Note”).

EFFECTIVE DATE: August 20, 2015 PRINCIPAL AMOUNT: $50,000.00

1.

INCORPORATION. This Note is being issued pursuant to the terms of that certain Loan Agreement, dated as of August 20, 2015 by and between the Company and the Holder (the “Loan Agreement”).  If not otherwise defined herein, all capitalized terms herein shall have the meanings given to them in the Loan Agreement.  Further, all of the terms, representations, warranties, agreements, covenants and conditions set forth in the Loan Agreement are incorporated herein by reference.  To the extent that there is a conflict between any condition, term or provision of this Note and the Loan Agreement, the conditions, terms, and provisions set forth herein shall specifically supersede the conflicting conditions, provisions and/or terms in the Loan Agreement.

2.

PAYMENT. At any time commencing after 120 days from the Effective Date, Holder may demand repayment of all unpaid Principal Amount through the date of its repayment request, plus any interest accrued thereon, upon written notice (“Demand Notice”) to the Company. The Company shall have five (5) days after the date of receipt of a Demand Notice to deliver payment to the Holder. Payment shall be made at Holder’s address as listed in the Loan Agreement, or as otherwise directed by Holder.

3.

INTEREST. Interest shall accrue on the unpaid principal balance of this Note at the annual rate of two percent (2%) until the entire Principal Amount is paid in full beginning 120 days after the Effective Date.  Interest shall not be compounded and shall be computed on the basis of a three hundred sixty (360) day year comprised of twelve (12) months of thirty (30) days each, with any calculation based upon a partial month of less than thirty (30) days based on actual days lapsed.

4.

PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium.

5.

REORGANIZATION. In case of any consolidation or merger of the Company with or into any other

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corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the Holder of this Note, on conversion hereof at any time after the consummation or effective date of such Reorganization (the “Reorganization Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the conversion of this Note issuable on such conversion prior to the Reorganization Date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon the Reorganization Date if such Holder had converted this Note immediately prior thereto. The Company shall ensure that the surviving entity in any Reorganization specifically assumes the Company’s obligations under this Note and the Loan Agreement.

6.

DEFAULT.  The occurrence of any one of the following events shall constitute an Event of Default:

a)

The non-payment, when due or upon demand, of any principal or interest pursuant to this Note;

b)

The material breach of any representation or warranty in the Loan Agreement;

c)

The breach of any material covenant or undertaking herein or therein the Loan Agreement;

d)

The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or  application by the Company for, acquiescence in, or  consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

e)

The Company liquidates, transfers, sells or assigns substantially all of its assets or elects to wind down its operations or dissolve.

Upon the occurrence of any Event of Default, and provided such Event of Default has not been cured by the Company within five (5) business days after the occurrence of such Event of Default (except a payment default of any interest, principal and/or other amount when due, of which no cure period is available), the Holder, may, by written notice to the Company, declare all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, immediately due and payable (without advanced notice as may otherwise by required hereunder); provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice. Holder shall also have all other remedies available under law and equity.

In addition to any and all other remedies, upon the occurrence of any Event of Default, the Holder shall be immediately entitled to 10,000,000 shares of the Company’s common stock which shall bear a restrictive legend.

Upon the occurrence of any Event of Default, the Holder, at its sole discretion, may elect to immediately (without prior notice) convert the outstanding Principal Amount of this Note, or any portion of the Principal Amount hereof, and any accrued interest, in whole or in part, into shares of the Common Stock, according to the terms of this Note.

7.

NOTICES. Notices to be given hereunder shall be in writing and given in accordance with the notice

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provisions contained in the Loan Agreement.

8.

SUCCESSION AND ASSIGNABILITY. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Holder may not assign any of his or its rights, interests, or obligations hereunder on his or its own discretion without further approval from the Company.

9.

GOVERNING LAW AND CONSENT TO JURISDICTION.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law provisions. All disputes arising out of or in connection with this Note, or in respect of any legal relationship associated with or derived from this Note, shall only be heard in any competent court residing in New York. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Holder shall only be brought in such courts.

In witness whereof, the below parties signed and sealed this Note as of above date written.

WRAPMAIL, INC. (“COMPANY”) By: /s/ Marco Alfonsi Name: Marco Alfonsi Title: Chief Executive Officer

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